  As filed with the Securities and Exchange Commission on December 13, 1996

                                                       Registration No. 333-____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             -------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            LCC INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             DELAWARE                                       54-1807038
----------------------------------          ------------------------------------
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                         ARLINGTON COURTHOUSE PLAZA II
                      2300 CLARENDON BOULEVARD, SUITE 800
                              ARLINGTON, VA  22201
                              --------------------
                    (Address of principal executive offices)


            LCC INTERNATIONAL, INC. 1996 EMPLOYEE STOCK OPTION PLAN

              LCC INTERNATIONAL, INC. DIRECTORS STOCK OPTION PLAN

              LCC INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN

                           (Full title of the plans)


                                  PIYUSH SODHA
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            LCC INTERNATIONAL, INC.
                    ARLINGTON COURTHOUSE PLAZA II, SUITE 800
                              ARLINGTON, VA  22201
                                 (703) 351-6666
 ------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                            STEVEN M. KAUFMAN, ESQ.
                            LORRAINE SOSTOWSKI, ESQ.
                             HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                          WASHINGTON, D.C.  20004-1109
                                 (202) 637-5600


                                                 CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                               Proposed                Proposed
      Title of securities             Amount to be         maximum offering        maximum aggregate          Amount of
        to be registered               registered          price per share        offering price (3)       registration fee
------------------------------------------------------------------------------------------------------------------------------
    CLASS A COMMON STOCK,
         PAR VALUE $.01              3,894,000 (1)              $ 11.25 (2)            $43,807,500            $13,275
------------------------------------------------------------------------------------------------------------------------------
    CLASS B COMMON STOCK,
         PAR VALUE $.01               250,000 (3)               (3)                    (3)                    (3)
==============================================================================================================================


(1) Consists of (i) 3,224,000 shares pursuant to the 1996 Employee Stock Option Plan, (ii) 310,000 shares (including 250,000 shares issuable upon conversion of Class B Common Stock) pursuant to the Directors Stock Option Plan and (iii) 360,000 shares pursuant to the Employee Stock Purchase Plan.

(2) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of the registration fee. The proposed maximum offering price per share was determined by calculating the weighted average exercise price of (i) 2,155,473 shares being offered under outstanding options at a weighted average exercise price of $6.27, (ii) 671,750 shares being offered under outstanding options at an exercise price of $16 per share, and (iii) 1,066,777 shares being offered at an exercise price of $18.31 based on the average of the high and low prices per share of Class A Common Stock on December 9, 1996 as reported on the Nasdaq Stock Market.

(3) 250,000 shares pursuant to the Directors Stock Option Plan. Shares of Class B Common Stock are convertible into shares of Class A Common Stock. The registration fee for the Class B Common Stock is included in the fee paid for the Class A Common Stock into which it is convertible.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                 The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

                 LCC International, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

                 (a) The Registrant's final prospectus dated September 24, 1996 as filed with the Commission pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements as of December 31, 1994 and 1995 and for each of the years in the three-year period ended December 31, 1995;

                 (b) The description of the Registrant's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 16, 1996;

                 (c) The Registrant's Form 10-Q dated November 13, 1996 filed with the Commission on November 13, 1996, which contains unaudited financial statements for the fiscal quarter ended September 30, 1996.

                 In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4.          DESCRIPTION OF SECURITIES.

                 Not applicable to the Class A Common Stock, which is registered under Section 12 of the Exchange Act.

                 The Class B common stock, par value $.01 per share, of the Registrant (the "Class B Common Stock"), which may be owned only by Telcom Ventures, L.L.C. ("Telcom Ventures") and certain of its affiliates or a successor thereof, has ten votes per share. Except as otherwise required by law, shares of Class A Common Stock and Class B Common Stock vote together on all matters, including the election of directors.

                 The Company may not issue any Class B Common Stock at any time after September 30, 1996 except pursuant to any stock option plan adopted by the Board of Directors and approved by the stockholders and except with respect to stock dividends declared on Class B Common Stock. Each outstanding share of Class B Common Stock may, at the option of the holder thereof, at any time, be converted into one share of Class A Common Stock. Each share of outstanding Class B Common Stock shall convert into one share of Class A Common Stock immediately (i) upon transfer to any holder other than the following
("Eligible Class B Stockholders"): (A) Telcom Ventures, one or more subsidiaries thereof or any successor to Telcom Ventures or one or more subsidiaries thereof, (B) Cherrywood Holdings, Inc. or any successor thereto or (C) any one or more of Dr. Rajendra Singh, Neera Singh, other members of the immediate family of Dr. Rajendra Singh and Neera Singh or their lineal descendants or spouses, or any trusts for the benefit of any of the foregoing, (ii) at such time as the shares of Class B Common Stock held by the Eligible Class B Stockholders in the aggregate constitute 10% or less of the outstanding common stock of the Registrant or (iii) if any holder thereof is no longer an Eligible Class B Stockholder.

                 Holders of Class B Common Stock will have no cumulative voting rights and no preemptive, subscription, or sinking fund rights. Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of Class B Common Stock will be entitled to receive ratably, along with holders of Class A Common Stock, such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Class B Common Stock will be entitled to share ratably, along with holders of Class A Common Stock, in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Preferred Stock.


ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.


ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Section 145 of the Delaware General Corporation Law (the "Delaware Law") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Delaware Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, vote of stockholders or otherwise. The Registrant's Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware Law and provides that to the fullest extent permitted by law, the Registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

                 The Registrant has entered into separate indemnification agreements with each of its directors and executive officers pursuant to which the Registrant has agreed, among other things, and subject to certain limited exceptions: (i) to indemnify them to the fullest extent permitted by law against any liabilities and expenses (including attorneys' fees) reasonably incurred in connection with any threatened, pending or completed action or other proceeding arising from the fact that they are each in an Indemnifiable Capacity or because of anything done or not done by each of them in such Indemnifiable Capacity, and (ii) to advance funds to cover any such expenses no later than thirty days after demand. An Indemnifiable Capacity is defined as the fact that the person is or was a director or executive officer of the Registrant, or, while a director or executive officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, nonprofit entity, employee benefit plan or other enterprise.

                 The effect of the foregoing is to require the Registrant to indemnify the officers and directors of the Registrant for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                            *          *          *

                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.



ITEM 8.          EXHIBITS.

                 Exhibit
                 Number           Description
                 ------           -----------
                 4.1              Restated Certificate of Incorporation of Registrant (filed as Exhibit 3.1 to the Registrant's
                                  Registration Statement on Form S-1 (File No. 333-6067), and incorporated herein by reference).

                 4.2              Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant's
                                  Registration Statement on Form S-1 (File No. 333-6067), and incorporated herein by reference).

                 4.3              Form of Class A and Class B Common Stock Certificates (filed as Exhibit 4.1 to the Registrant's
                                  Registration Statement on Form S-1 (File No. 333-6067), and incorporated herein by reference).

                 4.4              LCC International, Inc. 1996 Employee Stock Option Plan (filed as Exhibit 10.14 to the
                                  Registrant's Registration Statement on Form S-1 (File No. 333-6067), and incorporated herein by reference).

                 4.5              Form of LCC International, Inc. 1996 Employee Stock Option Plan Non-Incentive Stock Option
                                  Agreement for outstanding options under the LCC International, Inc. 1996 Employee Stock Option
                                  Plan.

                 4.6              LCC International, Inc. Directors Stock Option Plan (filed as Exhibit 10.13 to the Registrant's
                                  Registration Statement on Form S-1 (File No. 333-6067), and incorporated herein by reference).

                 4.7              LCC International, Inc. Employee Stock Purchase Plan (filed as Exhibit 10.15 to the Registrant's
                                  Registration Statement on Form S-1 (File No. 333-6067), and incorporated herein by reference).

                 4.8              Amendment No. 1 to LCC International Inc. Employee Stock Purchase Plan.

                 5.1              Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

                 23.1             Consent of KPMG PEAT MARWICK LLP

                 23.2             Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.1 hereto).

                 24.1             Power of Attorney (included on signature pages).

                 99.1             Form of Indemnity Agreement between LCC International, Inc. and each of Rajendra Singh, Neera
                                  Singh, Piyush Sodha, Mark D. Ein, Arno A. Penzias, J. Michael Bonin, Kathryn M. Condello, Peter A.
                                  Deliso, Richard Hozik, Frank F. Navarette, Donald R. Rose and Gerard L. Vincent (filed as Exhibit
                                  10.32 to the Registrant's Registration Statement on Form S-1 (File No. 333-6067), and incorporated herein by reference).

ITEM 9.          UNDERTAKINGS.

                 (a)      The undersigned Registrant hereby undertakes:

                          (1)     To file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration
Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                          Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                          (2)     That, for the purpose of determining any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3)     To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) The undertaking concerning indemnification is as set forth under the response to Item 6.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia on the 12th day of December, 1996.


                                    LCC INTERNATIONAL, INC.



                              BY:      /s/ PIYUSH SODHA
                                    -------------------------------------------
                                    Piyush Sodha
                                    President and Chief Executive Officer




                               POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Piyush Sodha and Richard Hozik jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                      TITLE                               DATE
                 ---------                                      -----                               ----
        /s/ RAJENDRA SINGH                      Chairperson of the Board of Directors        December 12, 1996
 ---------------------------------------
            Rajendra Singh



        /s/ PIYUSH SODHA                       Director, President and Chief Executive       December 12, 1996
 ---------------------------------------                       Officer
            Piyush Sodha                            (Principal Executive Officer)




        /s/ RICHARD HOZIK                               Senior Vice President,               December 12, 1996
 ---------------------------------------        Treasurer and Chief Financial Officer
            Richard Hozik                     (Principal Financial Officer and Principal
                                                         Accounting Officer)


                 SIGNATURE                                      TITLE                               DATE
                 ---------                                      -----                               ----
        /s/ NEERA SINGH                                        Director                      December 12, 1996
 ---------------------------------------
            Neera Singh



        /s/ MARK D. EIN                                        Director                      December 12, 1996
 ---------------------------------------
            Mark D. Ein




        /s/ ARNO A. PENZIAS                                    Director                      December 12, 1996
 ---------------------------------------
            Arno A. Penzias

                                 EXHIBIT INDEX



 Exhibit
 Number                                          Description                                          Page
 ------                                          -----------                                          ----
 4.1         Restated Certificate of Incorporation of Registrant (filed as Exhibit 3.1 to the           *
             Registrant's Registration Statement on Form S-1 (File No. 333-6067), and
             incorporated herein by reference).

 4.2         Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the                 *
             Registrant's Registration Statement on Form S-1 (File No. 333-6067), and
             incorporated herein by reference).

 4.3         Form of Class A and Class B Common Stock Certificates(filed as Exhibit 4.1 to the          *
             Registrant's Registration Statement on Form S-1 (File No. 333-6067), and
             incorporated herein by reference).

 4.4         LCC International, Inc. 1996 Employee Stock Option Plan (filed as Exhibit 10.14            *
             to the Registrant's Registration Statement on Form S-1 (File No. 333-6067), and
             incorporated herein by reference).

 4.5         Form of LCC International, Inc. 1996 Employee Stock Option Plan Non-Incentive
             Stock Option Agreement for outstanding options under the LCC International, Inc.
             1996 Employee Stock Option Plan..

 4.6         LCC International, Inc. Directors Stock Option Plan (filed as Exhibit 10.13 to             *
             the Registrant's Registration Statement on Form S-1 (File No. 333-6067), and
             incorporated herein by reference).

 4.7         LCC International, Inc. Employee Stock Purchase Plan (filed as Exhibit 10.15 to            *
             the Registrant's Registration Statement on Form S-1 (File No. 333-6067), and
             incorporated herein by reference).

 4.8         Amendment No. 1 to LCC International, Inc. Employee Stock Purchase Plan.

 5.1         Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

 23.1        Consent of KPMG Peat Marwick LLP

 23.2        Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.1          *
             hereto).

 24.1        Power of Attorney (included on signature pages).                                           *

 99.1        Form of Indemnity Agreement between LCC International, Inc. and each of Rajendra           *
             Singh, Neera Singh, Piyush Sodha, Mark D. Ein, Arno A. Penzias, J. Michael Bonin,
             Kathryn M. Condello, Peter A. Deliso, Richard Hozik, Frank F. Navarette, Donald
             R. Rose and Gerard L. Vincent (filed as Exhibit 10.32 to the Registrant's
             Registration Statement on Form S-1 (File No. 333-6067), and incorporated herein by reference).

*incorporated by reference